Exhibit 99.1

Aquadex Business

(A Franchise of Baxter International, Inc.)

Special Purpose Combined Statements of Assets Acquired as of June 30, 2016 (unaudited), and December 31, 2015

Special Purpose Combined Statements of Revenues and Direct Expenses for the six months ended June 30, 2016 (unaudited) and 2015 (unaudited) and for the year ended December 31, 2015 and related notes thereto.

1

Aquadex Business

(A Franchise of Baxter International Inc.)

Index to Special Purpose Combined Financial Statements

Page(s)

Report of Independent Auditors	1
Special Purpose Combined Statements of Assets Acquired as of June 30, 2016 (unaudited) and December 31, 2015	2
Special Purpose Combined Statements of Revenues and Direct Expenses for the six months ended June 30, 2016 (unaudited) and 2015 (unaudited) and for the year ended December 31, 2015	3
Notes to Special Purpose Combined Financial Statements	4

Report of Independent Auditors

To the Management of Baxter International Inc.

We have audited the accompanying special purpose combined financial statements of the Aquadex Business, a franchise of Baxter International Inc., which comprise the special purpose combined statement of assets to be acquired as of December 31, 2015, and the related special purpose combined statement of revenues and direct expenses for the year then ended.

Management’s Responsibility for the Special Purpose Combined Financial Statements

Management is responsible for the preparation and fair presentation of the special purpose combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the special purpose combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the special purpose combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the special purpose combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the special purpose combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the special purpose combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the special purpose combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the special purpose combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the accompanying special purpose combined financial statements referred to above present fairly, in all material respects, the assets to be acquired of the Aquadex Business, a franchise of Baxter International Inc., as of December 31, 2015, and its revenues and direct expenses for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying special purpose combined financial statements were prepared in connection with Baxter International Inc.’s divesture of the Aquadex Business and, as described in Note 1, were prepared in accordance with an SEC waiver received by the buyer, for the purposes of the buyer complying with Rule 3-05 of the Securities and Exchange Commission’s Regulation S-X. These special purpose combined financial statements are not intended to be a complete presentation of the financial position, results of operations or cash flows of the Aquadex Business, a franchise of Baxter International, Inc. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

October 21, 2016

Aquadex

Special Purpose Combined Statements of Assets Acquired

As of June 30, 2016 (unaudited) and December 31, 2015

(U.S. Dollars in thousands)

	June 30, 2016	December 31, 2015
	(unaudited)
Property, plant and equipment, net	$263	$318
Intangible assets, net	4,231	4,835

Total assets acquired	$4,494	$5,153

The accompanying notes are an integral part of these special purpose combined financial statements.

Aquadex

Special Purpose Combined Statements of Revenues and Direct Expenses

For the six months ended June 30, 2016 (unaudited) and 2015

and for the year ended December 31, 2015

(U.S. Dollars in thousands)

	Six Months Ended		Year Ended
	June 30, 2016	June 30, 2015	December 31, 2015
	(unaudited)	(unaudited)
Revenues	$1,623	$1,946	$4,166
Expenses:
Cost of sales	1,805	1,957	3,772
Selling, general and administrative	95	612	1,392
Research and development	4	2	6
Impairment loss	—	—	12,962
Total expenses	1,904	2,571	18,132

Revenue less expenses	$(281)	$(625)	$(13,966)

The accompanying notes are an integral part of these special purpose combined financial statements.

1. Asset Purchase Agreement, Description of Business and Basis of Presentation

Asset Purchase Agreement

On August 5, 2016, Gambro UF Solutions, Inc., a wholly owned subsidiary of Baxter International Inc. (“Baxter”), entered into an asset purchase agreement with Sunshine Heart Inc. (“Sunshine”) to sell certain assets of the Aquadex FlexFlow business (“Aquadex” or “the Company”) for $4 million cash and 1 million shares of Sunshine common stock. In connection with the asset purchase agreement, Sunshine has agreed to assume certain future obligations relating to the Aquadex operations including future obligations under product related obligations, any litigation, environmental laws, and other obligations arising from after the date of closing. Additionally, two employees that have historically supported the Aquadex business transferred to Sunshine. Prior to August 5, 2016, no relationship existed between Baxter and Sunshine. Baxter and Sunshine also entered into a manufacturing and supply agreement (“MSA”) in conjunction with the asset purchase agreement.  The MSA will expire within a period not to exceed 18 months of the close of the sale. Sunshine will purchase the existing inventory over the term of the MSA and also purchase future Aquadex inventory based on its purchase order requirements and end user demand. Sunshine is obligated to purchase any Aquadex inventory remaining upon expiration or termination of the MSA.  Upon termination of the MSA, property, plant, and equipment, and manufacturing of Aquadex will transfer to Sunshine.

Baxter and Sunshine additionally entered into a license agreement whereby Baxter licenses patented technology to Sunshine on an exclusive global basis for the field of use, with rights to sublicense; the key patents expire in 2024; the license agreement is not assignable without Baxter’s consent for two years post-closing (a change of control of Sunshine would be deemed to be a prohibited assignment (without Baxter’s consent)); if Sunshine ceases operating the business or files for bankruptcy, reorganization, insolvency, moratorium or other similar proceeding, the rights granted under the license will immediately revert to Baxter.

Description of Business

Aquadex provides aquapheresis, a form of extracorporeal ultrafiltration to reduce fluids, primarily for patients with congestive heart failure (CHF), and particularly when diuretics are not effective.  CHF is a leading cause for hospitalization in the United States, particularly for individuals aged 65 and over.  The patent-protected technology is FDA 510K market cleared and CE marked for both inpatient hospital and outpatient clinic use and has been successfully used on over 60,000 patients to date.  The product is manufactured in Brooklyn Park, Minnesota.

Basis of Presentation

The accompanying statements of assets acquired as of June 30, 2016 (unaudited) and December 31, 2015, and the related statements of revenues and direct expenses for the six months ended June 30, 2016 (unaudited) and 2015 (unaudited) and for the year ended December 31, 2015 (collectively, the “Special Purpose Combined Financial Statements”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The Aquadex business has not historically been accounted for as a separate entity, subsidiary, or division of Baxter. In addition, stand-alone financial statements related to the Aquadex business have never been prepared previously, and Baxter’s information systems were not designed to identify the assets, liabilities, or cash transactions on a product basis. Therefore it is impractical to prepare full standalone or carve out financial statements for the Aquadex business in accordance with the Securities and Exchange Commission’s Regulation S-X. These Special Purpose Combined Financial Statements have been prepared to reflect the assets acquired and liabilities assumed by Sunshine in accordance with a waiver obtained by Sunshine from the Securities and Exchange Commission which includes all costs directly associated with producing revenues and excludes costs not directly involved in the revenue producing activity, such as corporate overhead, interest and income tax.  Therefore, these Special Purpose Combined Financial Statements are not intended to be a complete presentation of financial position, results of operations, or cash flows of Aquadex in conformity with U.S. GAAP.  Thus, Statements of Assets Acquired and Statements of Revenues and Direct Expenses have been prepared.

The Special Purpose Combined Financial Statements have been derived from the accounting records of Baxter using historical results of operations and financial position and only present the assets acquired and the associated revenues and direct expenses of the Aquadex business. Under the terms of the asset purchase agreement and MSA, Sunshine did not purchase or acquire any inventory on the acquisition date, and Sunshine’s obligation to purchase the remaining Aquadex inventory upon termination of the MSA is a forward inventory purchase commitment; therefore inventory has not been included in the combined statement of assets acquired. Sunshine did not assume any liabilities with the acquisition of the Company.  All intercompany accounts and transactions within the Aquadex business, and between the Aquadex business and Baxter, have been eliminated. Certain Baxter expenses and income, such as corporate overhead, interest income, interest expense, and income taxes have been excluded from the statements of revenues and direct expenses, as they are not directly associated with the revenue producing activities of Aquadex or it is not practical to isolate or allocate such indirect Baxter operating costs to

Aquadex. Corporate overhead expenses include general support functions, such as expenses associated with the executive management and various corporate departments. The accompanying special purpose combined financial statements are not necessarily indicative of the results of operations that would have occurred if the Aquadex business had been an independent company.

The Aquadex business’ financing needs were supported by Baxter and cash generated by Aquadex’s operations was transferred to Baxter. As the Aquadex business has historically been managed as part of the operations of Baxter and has not operated as a standalone entity, it is impractical to prepare historical cash flow information regarding the Aquadex business’ operating, investing, and financing cash flows. As such, Statements of Cash Flows are not presented.

The financial information as of June 30, 2016 and for the six month periods ended June 30, 2016 and 2015 are unaudited. However, in the opinion of management, such information includes all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of such financial information.

2.  Summary of Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires the company to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenues from product sales when earned. Specifically, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable, and collectability is reasonably assured. Provisions for discounts, rebates to customers, chargebacks to wholesalers and returns are provided for at the time the related sales are recorded, and are reflected as a reduction to gross sales to arrive at net revenue.  Revenue is not recognized until title and risk of loss have transferred to the customer. The shipping terms for the Company’s revenue arrangements are FOB destination.  Shipping and handling expenses were $21 thousand for the year ended December 31, 2015 and have been included within Selling, general, and administrative expenses in the Special Purpose Combined Statements of Revenues and Direct Expenses.

Property, Plant and Equipment

Property, plant and equipment is carried at depreciated cost. Depreciation is calculated using the straight-line method over the estimated economic lives of the assets, which are two years for furniture and fixtures and range from two to fifteen years for machinery and equipment. Cost of maintenance and repairs that do not improve or extend the lives of the respective assets are expensed as incurred.  Depreciation expense was $142 thousand for the year ended December 31, 2015, $55 thousand for the six months ended June 30, 2016 and $78 thousand for the six months ended June 30, 2015.

(U.S. Dollars in thousands)	June 30, 2016	December 31, 2015
	(unaudited)
Machinery and equipment	$2,524	$2,524
Furniture and fixtures	34	34
Total property, plant and equipment	2,558	2,558
Less: Accumuated depreciation	(2,295)	(2,240)
Property, plant and equipment, net	$263	$318

Intangible Assets

The Company reviews the carrying amounts of long-lived assets for potential impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In evaluating recoverability, the Company groups assets and liabilities at the lowest level such that the identifiable cash flows relating to the company are largely independent of the cash flows of other assets and liabilities. The Company then compares the carrying amounts of the assets or asset groups with the related estimated undiscounted future cash flows. In the event impairment exists, an impairment charge is recorded as the amount by which the carrying amount of the asset or asset group exceeds the fair value.

As a part of Baxter’s acquisition of Gambro during the year ended December 31, 2013, Baxter acquired a developed technology asset related to the Company which was valued at $22.9 million.  In conjunction with its review of strategic alternatives, the Company performed an impairment analysis during the year ended December 31, 2015.  As a result of this analysis, the Company determined the carrying value of the related net asset group exceeded the estimated fair value, which was based on a discounted cash flow analysis. Consequently, an impairment loss of $13.0 million was recorded in the year ended December 31, 2015.

The net intangible asset as of June 30, 2016 and December 31, 2015 totaled $4.2 million and $4.8 million, respectively. Amortization expense totaled $1.3 million for the year ended December 31, 2015, $604 thousand for the six months ended June 30, 2016 and $822 thousand for the six months ended June 30, 2015 and was included in Cost of sales in the Special Purpose Combined Statements of Revenues and Direct Expenses.  In 2016, the Company changed the estimated useful life of the intangible asset from 13 years to 4 years due to changes in its strategic plans for the business.

As of June 30, 2016, the future amortization expense related to the intangible asset is as follows (in thousands):

Fiscal Year	(in thousands)
2016	$604
2017	1,209
2018	1,209
2019	1,209
Total	$4,231

Business Optimization Charges

The Company records liabilities for costs associated with exit or disposal activities in the period in which the liability is incurred. Employee termination costs are primarily recorded when actions are probable and estimable. The Company incurred $149 thousand of business optimization charges in 2015 primarily relating to severance charges and does not expect to incur any future charges.  These expenses are included within selling, general, and administrative expense.

3.  Subsequent Events

Aquadex has evaluated subsequent events through October 21, 2016, the date at which the Special Purpose Combined Financial Statements were available to be issued and determined that there were no other items to disclose.